Exhibit 99.2

G. ROBERT POWELL NAMED AS CEO OF BLUE EARTH AND JOHNNY R. THOMAS TO BECOME CEO OF ENSITE POWER, INC.

Blue Earth Technology Subsidiary EnSite Power, Inc. Expected To Be Spun Out To Shareholders

Henderson, Nevada, August 17, 2015--Blue Earth, Inc. (NASDAQ: BBLU) an alternative/renewable power generation solutions company, announced today that CEO Johnny R. Thomas has resigned effective September 1, 2015 as CEO/director of BBLU to become the CEO/director of EnSite Power, Inc. (“EnSite”) a subsidiary of the Company, which is expected to be spun out to shareholders and taken public. The BBLU Board of Directors has named G. Robert Powell as the CEO/director of Blue Earth effective September 1, 2015.

These personnel changes are being made as part of the strategy to focus BBLU as a power generation company operating BE Combined Heat & Power, BE Solar and BE Generator with the pending YieldCo, E2B Growth, Inc. Mr. Powell has an exceptional background to lead BBLU as a power generation company.

Prior to BBLU, Mr. Powell served as President, North America for SunEdison, Inc., which is the largest global solar provider of technology, project development, financing and asset management of solar projects. He oversaw all activities for the North America region; the largest region in the company. Prior to his North America role he served as SunEdison’s President, Asia Capital Markets, he oversaw activities related to the creation of a public emerging market yield vehicle, TerraForm Global.

He was the Senior Vice President CFO and President SPP, NRG Renew (formerly NRG Solar) the renewable energy arm of NRG, the largest U.S. IPP, where he managed the finance team including setting the strategic direction for financing the business and innovative financing (e.g. the ideation of what became NRG Yield). He served as President and CEO of Solar Power Partners, eventually sold to NRG, that was a leading developer, owner, and operator of solar power facilities in the U.S.

Mr. Powell was the CFO of Pacific Gas and Electric Company, which is the public operating subsidiary of PG&E Corporation, a Fortune 200 company He was a partner with the consulting and accounting firms PricewaterhouseCoopers LLP and Arthur Andersen. He holds a B.S. in Electrical Engineering (with Honors) and a MBA in Finance from Georgia Institute of Technology.

“I’m excited to be joining the Blue Earth team as CEO and a director,” stated G. Robert Powell. “Having spent over 25 years in the energy industry, I see this as a unique opportunity to build a dominant energy platform that delivers significant shareholder value.”

“We are delighted to have Bob join our company and senior leadership team. With his vast knowledge of the alternative/renewable energy industry, prior capital markets experience and proven financial expertise, Bob is an ideal fit for our board and executive team,” stated Laird Q. Cagan, Chairman of Blue Earth, Inc. “We also want to thank Johnny Thomas for his service over the past five years. Johnny led BBLU through an important period of growth, both organically and through acquisition. This move makes a lot of sense for Blue Earth and fits nicely with the transition of Johnny Thomas as the CEO of EnSite.”

All technology assets of BBLU (BE EPS/ BE PPS/ PowerGenix license/equity ownership) are being transferred into EnSite. EnSite was formed to facilitate and expedite the commercialization of the Company’s two proprietary technologies; UPStealth® nickel zinc based battery backup system and the Peak Power® energy management system. The Company intends to spin out EnSite to its shareholders on a to be determined record date. EnSite intends to fund the commercialization of the above referenced technologies through a private placement of its common stock. EnSite is expected to become a public company under the 1934 Act, through the spinout process to our shareholders.

“ I am pleased to participate in these exciting changes designed to maximize our BBLU assets to achieve shareholder value, said Dr. Johnny Thomas, CEO and I am eager to lead EnSite as we embark on a program to develop revolutionary UPStealth® products for data centers and telecom markets. In closing, I would like to thank BBLU shareholders for their past support and continued support as we move into this exciting new period together.”

Directors of BBLU are conducting a CFO search to select a new CFO with exceptional power generation/capital formation experience to work with Mr. Powell in a new BBLU corporate headquarters in the bay area of Northern California as Mr. Brett Woodard, CFO of BBLU is resigning as CFO effective September 1, 2015. We wish to thank Mr. Woodard for his service and we are pleased that he will continue to work with BBLU management through November 30, 2015 as a consultant to facilitate a smooth transition.

About BBLU

BBLU is engaged in the clean technology industry with a primary focus in alternative/renewable power generation sectors.  We strive to participate in the global movement for a sustainable planet by offering products and services that will optimize energy use, reduce harmful environmental emissions and materially reduce energy costs to our customers.  For more information about Blue Earth, Inc., please visit www.blueearthinc.com.

Investor Relations Contact:

Blue Earth, Inc.	Liviakis Financial Communications, Inc.
John C. Francis	Michael Bayes
www.blueearthinc.com	www.liviakis.com
702.263.1808 Ext. 103	415.389.4670
jfrancis@blueearthinc.com	michael@liviakis.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements.  Words such as “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “should,” “intends,” and similar expressions are intended to identify forward-looking statements.  These statements relate to future events or to the Company’s future financial performance, and the senior management addition and operational developments regarding the Company’s subsidiary EnSite Power, Inc. These forward-looking statements are based on the company’s current believes and expectations, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Investors should not place any undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-Ks, Form 10-Qs, Form 8-Ks, Proxy Statements and other filings. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.